Exhibit 10.4
Amendment Agreement

This Amendment Agreement dated June 1, 2014, amends the offer of employment letter dated February 1, 2013 (the “Offer Letter”), between you and IHS Inc. (the “Company”), containing the terms and conditions of your employment with the Company.
The parties agree to amend the provisions of the Offer Letter as follows:

1.	Paragraph 9 of the Offer Letter is hereby amended to delete (ii), which currently reads:
“(ii) An amount equal to 1.5 times your base salary”
and to add a new (ii) in its place which now reads as follows:
“(ii) An amount equal to 1.5 times your base salary and target bonus.”

2.	Paragraph 10 of the Offer Letter is hereby amended to delete (ii), which currently reads:
“(ii) An amount equal to 2 times your base salary; and”
and to add a new (ii) in its place which now reads as follows:
“(ii) An amount equal to 2 times your base salary and target bonus; and”

3.	Except as expressly amended herein, the Offer Letter remains in full force and effect in accordance with its terms.

IHS Inc.

By:	/s/ Jeffrey Sisson
Jeffrey Sisson
Senior Vice President Chief Human Resources Officer

Accepted and Agreed:

/s/ Anurag Gupta
Employee Name: Anurag Gupta